Exhibit 99.1

Aptiv Reports Fourth Quarter and Full Year 2018 Financial Results

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company enabling the future of mobility, today reported fourth quarter 2018 U.S. GAAP earnings from continuing operations of $0.94 per diluted share. Excluding special items, fourth quarter earnings from continuing operations totaled $1.34 per diluted share.

Fourth Quarter Highlights Include:

•	Revenue of $3.6 billion, up 8% adjusted for currency exchange, commodity movements and divestitures

•	U.S. GAAP net income from continuing operations of $247 million, diluted earnings per share from continuing operations of $0.94

◦	Excluding special items, earnings from continuing operations of $1.34 per diluted share

•	U.S. GAAP operating income margin of 9.8%

◦	Adjusted Operating Income margin of 11.8%; Adjusted Operating Income of $430 million

•	Generated $750 million of cash from continuing operations

•	Returned $335 million to shareholders through share repurchases and dividends

Full Year 2018 Highlights Include:

•	Revenue of $14.4 billion, up 10% adjusted for currency exchange, commodity movements and divestitures

•	U.S. GAAP net income from continuing operations of $1,067 million, diluted earnings per share from continuing operations of $4.02

◦	Excluding special items, earnings from continuing operations of $5.26 per diluted share, up 13%

•	U.S. GAAP operating income margin of 10.2%

◦	Adjusted Operating Income margin of 12.1%; Adjusted Operating Income of $1,751 million, up 10%

•	Generated $1,640 million of cash from continuing operations

•	Returned $732 million to shareholders through share repurchases and dividends

“In 2018, Aptiv continued to build on its track record of industry leadership, innovation and execution, delivering double-digit earnings growth and record new business awards totaling $22 billion, focused on delivering the software capabilities, advanced computing platforms and networking architecture that are making the future of mobility real,” said Kevin Clark, president and chief executive officer. “We increased the long-term competitiveness of our business model by continuing to reduce overhead costs and reinvest those savings in the development of advanced technologies. We also continued our track record of value-enhancing and balanced capital deployment, investing $1.2 billion in the accretive bolt-on acquisitions of KUM and Winchester, and returned over $700 million of cash to shareholders. Looking ahead, I’ve never been more confident and excited about our future, and our outlook for 2019 reflects our commitment to delivering sustainable value for shareholders.”

Fourth Quarter 2018 Results
The Company reported fourth quarter 2018 revenue of $3.6 billion, an increase of 6% from the prior year period. Adjusted for currency exchange, commodity movements and divestitures, revenue increased by 8% in the fourth quarter. This reflects growth of 18% in North America, 4% in Europe, 2% in Asia and flat performance in South America, our smallest region.
The Company reported fourth quarter 2018 U.S. GAAP net income from continuing operations of $247 million and earnings from continuing operations of $0.94 per diluted share, compared to $207 million and $0.77 per diluted share in the prior year period. Fourth quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $352 million, or $1.34 per diluted share, an increase of 5% on a per share basis compared to $343 million, or $1.28 per diluted share, in the prior year period.
Fourth quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $430 million, compared to $450 million in the prior year period. Fourth quarter Adjusted Operating Income margin was 11.8%, compared to 13.1% in the prior year period, reflecting our continued incremental investments for growth, partially offset by above-market sales growth and the beneficial impacts of cost reduction initiatives. Depreciation and amortization expense totaled $202 million, an increase from $154 million in the prior year period, resulting from non-cash impairment charges and increases related to acquisitions and capital investments.
Interest expense for the fourth quarter totaled $37 million, consistent with interest expense of $37 million in the prior year period.
Tax expense in the fourth quarter of 2018 was $42 million, resulting in an effective tax rate of approximately 14%. Tax expense in the fourth quarter of 2017 was $135 million, resulting in an effective tax rate of approximately 39%, which includes $55 million, or approximately 16 points, for the one-time impacts of the U.S. tax reform enactment, as well as $27 million, or approximately 8 points, resulting from the effectiveness of the spin-off transaction and classification as discontinued operations.

Full Year 2018 Results
The Company reported full year 2018 revenue of $14.4 billion, an increase of 12% from the prior year. Adjusted for currency exchange, commodity movements and divestitures, revenue increased by 10% during the year. This reflects growth of 15% in North America, 7% in Asia, 6% in Europe and 6% in South America, our smallest region.
For full year 2018, the Company reported U.S. GAAP net income from continuing operations of $1,067 million and earnings from continuing operations of $4.02 per diluted share, compared to $1,021 million and $3.81 per diluted share in the prior year. Full year 2018 Adjusted Net Income totaled $1,396 million, or $5.26 per diluted share, an increase of 13% on a per share basis compared to $1,243 million, or $4.64 per diluted share, in the prior year.
The Company reported Adjusted Operating Income of $1,751 million for full year 2018, compared to $1,594 million in the prior year. Adjusted Operating Income margin was 12.1% for full year 2018, compared to 12.4% in the prior year, reflecting our continued incremental investments for growth, partially offset by above-market sales growth, the beneficial impacts of cost reduction initiatives and the absence of certain warranty charges recorded in the prior year. Depreciation and amortization expense totaled $676 million, an increase from $546 million in the prior year, resulting from non-cash impairment charges and increases related to acquisitions and capital investments.
Interest expense for full year 2018 totaled $141 million, as compared to $140 million in the prior year.
Tax expense for full year 2018 was $250 million, resulting in an effective tax rate of approximately 19%, which includes $29 million, or approximately 2 points, due to the adjustment to the provisional amounts recorded for the one-time impacts of the U.S. tax reform enactment and $33 million, or approximately 2 points, due to the one-time impacts of the Company’s organizational entity restructuring resulting from the spin-off transaction at the end of 2017. Tax expense for full year 2017 was $223 million, resulting in an effective tax rate of approximately 18%, which includes $55 million, or approximately 4 points, for the one-time impacts of the U.S. tax reform enactment.
The Company generated net cash flow from continuing operating activities of $1,640 million in 2018, compared to $1,106 million in the prior year, reflecting the $310 million payment made in 2017 to settle the Unsecured Creditors litigation. As of December 31, 2018, the Company had cash and cash equivalents of $0.6 billion and total available liquidity of $2.6 billion.
Reconciliations of Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Share Repurchase Program
During 2018, the Company repurchased 6.53 million shares for approximately $499 million under its existing authorized share repurchase program, leaving approximately $490 million available for future share repurchases. The Company’s Board of Directors also authorized a new $2.0 billion share repurchase program, commencing upon the completion of the existing program. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in-capital and retained earnings.

Q1 and Full Year 2019 Outlook
The Company’s first quarter and full year 2019 financial guidance is as follows:

(in millions, except per share amounts)	Q1 2019 (1)	Full Year 2019 (1)
Net sales	$3,400 - $3,500	$14,600 - $15,000
Adjusted operating income	$325 - $345	$1,720 - $1,800
Adjusted operating income margin	9.6% - 9.9%	11.8% - 12.0%
Adjusted net income per share	$0.97 - $1.02	$5.25 - $5.45
Cash flow from operations		$1,700
Capital expenditures		$800
Adjusted effective tax rate	14% - 15%	14% - 15%

(1)	The Company’s first quarter and full year 2019 financial guidance includes $10 million and $60 million, respectively, for the anticipated impacts of tariffs.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing 866.393.4306 (US domestic) or 734.385.2616 (international) or through a webcast at ir.aptiv.com. The conference ID number is 3938939. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring, other acquisition and portfolio project costs, asset impairments, gains (losses) on business divestitures and deferred compensation related to acquisitions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales.
Adjusted Net Income represents net income attributable to Aptiv before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling the future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Net sales	$3,636	$3,440	$14,435	$12,884
Operating expenses:
Cost of sales	2,967	2,730	11,706	10,270
Selling, general and administrative	242	266	993	952
Amortization	63	30	154	117
Restructuring	9	28	109	129
Total operating expenses	3,281	3,054	12,962	11,468
Operating income	355	386	1,473	1,416
Interest expense	(37)	(37)	(141)	(140)
Other (expense) income, net	(25)	1	2	(21)
Income from continuing operations before income taxes and equity income	293	350	1,334	1,255
Income tax expense	(42)	(135)	(250)	(223)
Income from continuing operations before equity income	251	215	1,084	1,032
Equity income, net of tax	6	7	23	31
Income from continuing operations	257	222	1,107	1,063
Income from discontinued operations, net of tax	—	55	—	365
Net income	257	277	1,107	1,428
Net income attributable to noncontrolling interest	10	21	40	73
Net income attributable to Aptiv	$247	$256	$1,067	$1,355

Amounts attributable to Aptiv:
Income from continuing operations	$247	$207	$1,067	$1,021
Income from discontinued operations	—	49	—	334
Net income	$247	$256	$1,067	$1,355

Diluted net income per share:
Continuing operations	$0.94	$0.77	$4.02	$3.81
Discontinued operations	—	0.18	—	1.25
Diluted net income per share attributable to Aptiv	$0.94	$0.95	$4.02	$5.06
Weighted average number of diluted shares outstanding	263.65	267.44	265.22	268.03

APTIV PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2018	December 31, 2017

	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$567	$1,596
Restricted cash	1	1
Accounts receivable, net	2,487	2,440
Inventories	1,277	1,083
Other current assets	445	521
Total current assets	4,777	5,641
Long-term assets:
Property, net	3,179	2,804
Investments in affiliates	99	91
Intangible assets, net	1,380	1,219
Goodwill	2,524	1,944
Other long-term assets	521	470
Total long-term assets	7,703	6,528
Total assets	$12,480	$12,169
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$306	$17
Accounts payable	2,334	2,227
Accrued liabilities	1,054	1,296
Total current liabilities	3,694	3,540
Long-term liabilities:
Long-term debt	4,038	4,132
Pension benefit obligations	445	454
Other long-term liabilities	633	526
Total long-term liabilities	5,116	5,112
Total liabilities	8,810	8,652
Commitments and contingencies
Total Aptiv shareholders’ equity	3,459	3,299
Noncontrolling interest	211	218
Total shareholders’ equity	3,670	3,517
Total liabilities and shareholders’ equity	$12,480	$12,169

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2018	2017
	(in millions)
Cash flows from operating activities:
Net income	$1,107	$1,428
Income from discontinued operations, net of tax	—	365
Income from continuing operations	1,107	1,063
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	676	546
Restructuring expense, net of cash paid	(26)	2
Deferred income taxes	(14)	(26)
Income from equity method investments, net of dividends received	(11)	(18)
Other, net	98	117
Changes in operating assets and liabilities:
Accounts receivable, net	55	(287)
Inventories	(120)	(224)
Accounts payable	62	268
Other, net	(139)	(295)
Pension contributions	(48)	(40)
Net cash provided by operating activities from continuing operations	1,640	1,106
Net cash (used in) provided by operating activities from discontinued operations	(12)	362
Net cash provided by operating activities	1,628	1,468
Cash flows from investing activities:
Capital expenditures	(846)	(698)
Proceeds from sale of property / investments	13	7
Cost of business acquisitions, net of cash acquired	(1,197)	(324)
Cost of technology investments	(16)	(50)
Settlement of derivatives	(2)	(28)
Net cash used in investing activities from continuing operations	(2,048)	(1,093)
Net cash used in investing activities from discontinued operations	—	(159)
Net cash used in investing activities	(2,048)	(1,252)
Cash flows from financing activities:
Increase in short and long-term debt, net	255	779
Contingent consideration and deferred acquisition purchase price payments	(13)	(24)
Dividend payments of consolidated affiliates to minority shareholders	(30)	(38)
Repurchase of ordinary shares	(499)	(383)
Distribution of cash dividends	(233)	(310)
Dividend received from spin-off of Delphi Technologies	—	1,148
Cash transferred to Delphi Technologies related to spin-off	—	(863)
Cash transferred from Delphi Technologies related to spin-off	—	180
Taxes withheld and paid on employees’ restricted share awards	(35)	(33)
Net cash (used in) provided by financing activities	(555)	456
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(54)	86
(Decrease) increase in cash, cash equivalents and restricted cash	(1,029)	758
Cash, cash equivalents and restricted cash at beginning of period	1,597	839
Cash, cash equivalents and restricted cash at end of period	$568	$1,597

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended			Year Ended
	December 31,			December 31,
	2018	2017	%	2018	2017	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$2,600	$2,501	4%	$10,402	$9,507	9%
Advanced Safety and User Experience	1,046	956	9%	4,078	3,446	18%
Eliminations and Other (a)	(10)	(17)		(45)	(69)
Net Sales	$3,636	$3,440		$14,435	$12,884

Adjusted Operating Income
Signal and Power Solutions	$341	$362	(6)%	$1,424	$1,302	9%
Advanced Safety and User Experience	89	88	1%	327	292	12%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$430	$450		$1,751	$1,594

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Aptiv for the three months and years ended December 31, 2018 and 2017:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	262.61	265.84	264.41	267.16
Dilutive shares related to RSUs	1.04	1.60	0.81	0.87
Weighted average ordinary shares outstanding, including dilutive shares	263.65	267.44	265.22	268.03
Basic net income per share:
Continuing operations	$0.94	$0.78	$4.04	$3.82
Discontinued operations	—	0.18	—	1.25
Basic net income per share attributable to Aptiv	$0.94	$0.96	$4.04	$5.07
Diluted net income per share:
Continuing operations	$0.94	$0.77	$4.02	$3.81
Discontinued operations	—	0.18	—	1.25
Diluted net income per share attributable to Aptiv	$0.94	$0.95	$4.02	$5.06

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Operating Income,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended				Year Ended
	December 31,				December 31,
	2018		2017		2018		2017
	(in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$247		$256		$1,067		$1,355
Interest expense	37		37		141		140
Other expense (income), net	25		(1)		(2)		21
Income tax expense	42		135		250		223
Equity income, net of tax	(6)		(7)		(23)		(31)
Income from discontinued operations, net of tax	—		(55)		—		(365)
Net income attributable to noncontrolling interest	10		21		40		73
Operating income	355	9.8%	386	11.2%	1,473	10.2%	1,416	11.0%
Restructuring	9		28		109		129
Other acquisition and portfolio project costs	21		17		78		28
Asset impairments	32		7		34		9
Deferred compensation related to nuTonomy acquisition	13		12		57		12
Adjusted operating income	$430	11.8%	$450	13.1%	$1,751	12.1%	$1,594	12.4%

Segment Adjusted Operating Income
(in millions)
Three Months Ended December 31, 2018	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$323	$32	$—	$355
Restructuring	3	6	—	9
Other acquisition and portfolio project costs	15	6	—	21
Asset impairments	—	32	—	32
Deferred compensation related to nuTonomy acquisition	—	13	—	13
Adjusted operating income	$341	$89	$—	$430

Depreciation and amortization (a)	$129	$73	$—	$202

Three Months Ended December 31, 2017	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$319	$67	$—	$386
Restructuring	23	5	—	28
Other acquisition and portfolio project costs	13	4	—	17
Asset impairments	7	—	—	7
Deferred compensation related to nuTonomy acquisition	—	12	—	12
Adjusted operating income	$362	$88	$—	$450

Depreciation and amortization (a)	$122	$32	$—	$154

Year Ended December 31, 2018	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$1,279	$194	$—	$1,473
Restructuring	90	19	—	109
Other acquisition and portfolio project costs	54	24	—	78
Asset impairments	1	33	—	34
Deferred compensation related to nuTonomy acquisition	—	57	—	57
Adjusted operating income	$1,424	$327	$—	$1,751

Depreciation and amortization (a)	$490	$186	$—	$676

Year Ended December 31, 2017	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$1,206	$210	$—	$1,416
Restructuring	67	62	—	129
Other acquisition and portfolio project costs	21	7	—	28
Asset impairments	8	1	—	9
Deferred compensation related to nuTonomy acquisition	—	12	—	12
Adjusted operating income	$1,302	$292	$—	$1,594

Depreciation and amortization (a)	$438	$108	$—	$546

(a) Includes asset impairments.

APTIV PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(Unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Net income attributable to Aptiv	$247	$256	$1,067	$1,355
Income from discontinued operations attributable to Aptiv, net of tax	—	(49)	—	(334)
Income from continuing operations attributable to Aptiv	247	207	1,067	1,021
Adjusting items:
Restructuring	9	28	109	129
Other acquisition and portfolio project costs	21	17	78	28
Asset impairments	32	7	34	9
Deferred compensation related to nuTonomy acquisition	13	12	57	12
Reserve for Unsecured Creditors litigation	—	—	—	10
Transaction and related costs associated with acquisitions	9	8	14	8
Contingent consideration liability fair value adjustments	23	(14)	23	(14)
Tax impact of U.S. tax reform enactment	5	55	29	55
Tax impact of adjusting items (a)	(7)	23	(15)	(15)
Adjusted net income attributable to Aptiv	$352	$343	$1,396	$1,243

Weighted average number of diluted shares outstanding	263.65	267.44	265.22	268.03
Diluted net income per share from continuing operations attributable to Aptiv	$0.94	$0.77	$4.02	$3.81
Adjusted net income per share	$1.34	$1.28	$5.26	$4.64

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred, the impact of the intra-entity transfer of intellectual property of approximately $33 million during the year ended December 31, 2018 and the quarterly intra-period tax allocation impacts of approximately $27 million during the three months ended December 31, 2017 resulting from the effectiveness of the spin-off.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(in millions)
Cash flows from operating activities:
Income from continuing operations	$257	$222	$1,107	$1,063
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	202	154	676	546
Restructuring expense, net of cash paid	(24)	(7)	(26)	2
Working capital	297	62	(3)	(243)
Pension contributions	(13)	(13)	(48)	(40)
Unsecured Creditors settlement	—	—	—	(310)
Other, net	31	3	(66)	88
Net cash provided by operating activities from continuing operations	750	421	1,640	1,106

Cash flows from investing activities:
Capital expenditures	(185)	(218)	(846)	(698)
Cost of business acquisitions, net of cash acquired	(685)	(284)	(1,197)	(324)
Cost of technology investments	(16)	—	(16)	(50)
Settlement of derivatives	4	(16)	(2)	(28)
Other, net	3	1	13	7
Net cash used in investing activities from continuing operations	(879)	(517)	(2,048)	(1,093)

Adjusting items:
Adjustment for the cost of business acquisitions, net of cash acquired	685	284	1,197	324
Adjustment for settlement of derivatives related to business acquisition	—	—	(4)	—
Cash flow before financing	$556	$188	$785	$337

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Q1		Estimated Full Year
	2019 (1)		2019 (1)

	($ and shares in millions, except per share amounts)
Adjusted Operating Income	$	Margin (2)	$	Margin (2)
Net income attributable to Aptiv	$213		$1,246
Interest expense	36		145
Other income, net	(5)		(30)
Income tax expense	36		215
Equity income, net of tax	(5)		(22)
Net income attributable to noncontrolling interest	4		42
Operating income	279	8.1%	1,596	10.8%
Restructuring	35		87
Other acquisition and portfolio project costs	10		34
Deferred compensation related to nuTonomy acquisition	11		43
Adjusted operating income	$335	9.7%	$1,760	11.9%

Adjusted Net Income per Share
Net income attributable to Aptiv	$213		$1,246
Restructuring	35		87
Other acquisition and portfolio project costs	10		34
Deferred compensation related to nuTonomy acquisition	11		43
Tax impact of adjusting items	(8)		(24)
Adjusted net income attributable to Aptiv	$261		$1,386

Weighted average number of diluted shares outstanding	259.82		259.23
Diluted net income per share attributable to Aptiv	$0.82		$4.81
Adjusted net income per share	$1.00		$5.35

(1) Prepared at the estimated mid-point of the Company’s financial guidance range.

(2) Represents operating income and Adjusted Operating Income, respectively, as a percentage of estimated net sales.

Investor Contact:
Elena Rosman
+1.917.994.3934
elena.rosman@aptiv.com

Media Contact:
Rachelle Valdez
+1.248.813.2443
rachelle.r.valdez@aptiv.com